Positive 4WHIM Phase 3 Top-Line Results Conference Call & Webcast November 29, 2022 EXHIBIT 99.2

2 Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements may be identified by the words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target,” or other similar terms or expressions that concern X4's expectations, strategy, plans, or intentions. Forward-looking statements include, without limitation, express or implied statements regarding the clinical development and therapeutic potential of mavorixafor for the treatment of WHIM syndrome, chronic and other neutropenias, and of X4’s other product candidates; X4’s possible exploration of additional opportunities for mavorixafor; the expected availability, content and timing of clinical data from X4’s ongoing clinical trials of mavorixafor; anticipated regulatory filings and the timing thereof; clinical trial design; patient prevalence; market opportunities; and X4’s cash runway and ability to satisfy covenants in agreements with third parties. Any forward-looking statements in this presentation are based on management's current expectations and beliefs. Actual events or results may differ materially from those expressed or implied by any forward-looking statements contained herein, including, without limitation, uncertainties inherent in the initiation and completion of preclinical studies and clinical trials and clinical development; the risk that trials and studies may be delayed, including, but not limited to, as a result of the effects of the ongoing COVID-19 pandemic, and may not have satisfactory outcomes; the risk that the outcomes of preclinical studies or earlier clinical trials will not be predictive of later clinical trial results; the risk that initial or interim results from a clinical trial may not be predictive of the final results of the trial or the results of future trials; the potential adverse effects arising from the testing or use of mavorixafor or other product candidates; the risk that patient prevalence, market or opportunity estimates may be inaccurate; risks related to X4’s ability to raise additional capital; risks related to the substantial doubt about X4’s ability to continue as a going concern; and other risks and uncertainties, including those described in the section entitled “Risk Factors” in X4’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 filed with the Securities and Exchange Commission (SEC) on November 3, 2022, and in other filings X4 makes with the SEC from time to time. X4 undertakes no obligation to update the information contained in this presentation to reflect new events or circumstances, except as required by law. Certain information contained in this presentation relates to or is based on studies, publications, surveys and other data obtained from third- party sources and X4’s own internal estimates and research. While X4 believes these third-party sources to be reliable as of the date of this presentation, it has not independently verified, and makes no representation as to the adequacy, fairness, accuracy, or completeness of, any information obtained from third-party sources. Finally, while X4 believes its own internal research is reliable, such research has not been verified or validated by any independent source.

3 On Today’s Call PAULA RAGAN, Ph.D. President & CEO ART TAVERAS, Ph.D. Chief Scientific Officer MARY DIBIASE, Ph.D. Chief Operating Officer ADAM MOSTAFA Chief Financial Officer MURRAY STEWART, DM, FRCP Interim Chief Medical Officer MARK BALDRY Chief Commercial Officer

4 Mavorixafor – the First Potential Treatment for WHIM Syndrome 15.04 hours (P<0.0001) Mean time of absolute neutrophil count above threshold1 (TAT- ANC) over a 24-hour period, over 52 weeks, treatment vs. placebo (2.75 hours) 1. Threshold = 500 cells/mL; ANC levels below 500 are considered severe neutropenia “I feel very passionate about helping other WHIM patients and am very grateful to all the staff at X4 who are helping us all.” - Leanne, WHIM patient

# WHIM Syndrome: Congenital Immunodeficiency Associated with Chronic Neutropenia

## Combined primary immunodeficiency affecting both children and adults

**W** arts. Driven by underlying HPV infection that can increase the risk of HPV-related cancer

**H** ypogammaglobulinemia. Low antibody production

**I** nfections. Multiple, chronic infections in WHIM patients due to neutropenia and lymphopenia can lead to devasting, irreversible morbidities, fatalities

**M** yelokathexis. A “hyper-dense” population of immune cells in the bone marrow, reducing the ability to mature, mobilize for immune surveillance

No targeted therapies approved to treat underlying cause

### Range of Assessments Help Establish a WHIM Diagnosis

**Primary Clinical Assessments**

- Neutropenia & lymphopenia (low ANC and ALC)
- Repeat infections with long-term effects
- In some: wart lesions; cervical test for HPV
- In some: Low immunoglobulin (Ig) levels

**Additional Assessments**

- Bone Marrow Biopsy
- Genetic Testing
- Family History



1. Michniacki et al, Blood (2019) 134 (Supplement_1): 3449

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6 CXCR4: Key Role in Maturation & Mobilization of Neutrophils and Lymphocytes Mavorixafor is a CXCR4 Antagonist White Blood Cells (WBCs) are retained in the bone marrow by the CXCL12/CXCR4 axis creating a “reserve” • Bone marrow produces WBCs, including neutrophils and lymphocytes • Creates reserves to fight infection, short and long term Mavorixafor shown to inhibit CXCR4 signaling and increase maturation and mobilization of WBCs into the blood • Demonstrated reduction of neutropenia in Phase 1b CN and Phase 2 WHIM clinical studies • Phase 3 study assessing impact on neutropenia, lymphopenia, and clinical aspects of WHIM syndrome BONE MARROW Maturation BLOOD Mobilization Neutrophils, Lymphocytes and Monocytes (WBCs)

7 4WHIM Phase 3 Study Design Top-Line Assessments (Today) • Mean TATANC - mean of the 13, 26, 39, and 52-week assessments • Mean TATALC - mean of the 13, 26, 39, and 52-week assessments • Safety and tolerability across 52 weeks >90% of patients have continued in open label extension (OLE) Additional secondary and exploratory clinical endpoints expected in 1H 2023 1: 1 Randomization Baseline Visit Mavorixafor (N= 14) Placebo (N = 17) Rollover to Open-label Extension (Treatment) Primary Endpoint Assessed GOAL LABEL: Indicated for the treatment of people aged 12 and above diagnosed with WHIM syndrome S c re e n in g

8 Demographics & Screening Metrics Mavorixafor (N=14) Placebo (N=17) Adolescents (12 to <18 years) n (%) 7 (50) 8 (47) Adults (≥18 years) n (%) 7 (50) 9 (53) Female Gender n (%) 9 (64) 9 (53) Previous Immunoglobulin Usage n (%) 6 (43) 8 (47) Screening ANC (cells/mL) n mean (SD) median (min, max) 14 173 (112) 150 (40, 390) 17 194 (123) 200 (0, 400) Screening ALC (cells/mL) n mean (SD) median (min, max) 14 496 (237) 420 (260, 1070) 17 1015 (1983) 520 (100, 8560)

9 Phase 3 Primary Endpoint (TATANC) Met L S m e a n T A T A N C (9 5 % C I) (h o u rs ) • Mavorixafor significantly improved the time above the threshold of ANC vs. placebo in intent-to-treat (ITT) population • Mean TATANC was 15.04 hours for mavorixafor vs. 2.75 hours for placebo • 5.5-fold improvement in TATANC compared with placebo P<0.0001

10 TATANC was increased and maintained over 52 weeks vs. placebo and vs. baseline TATANC vs. Time on Treatment: Mavorixafor Durably Increased TATANC Over 52 Weeks (ITT population) 1. At week 52, 3 of 17 placebo patients were given mavorixafor in advance of their TAT measurements as they entered the open-label portion of the study. All data are included in ITT analysis. L S M e a n T A T A N C (9 5 % C I) (h o u rs ) Average increase of ~12.3 hours vs. placebo over the 52-week treatment period Mavorixafor n: 13 13 11 9 10 Placebo n: 16 16 17 17 171

11 Top Key Secondary Endpoint (TATALC) Met • Mavorixafor significantly improved the time above the threshold of ALC vs. placebo in ITT population • Mean TATALC of 15.80 hours for mavorixafor vs. 4.55 hours for placebo • 3.5-fold improvement in TATALC compared with placebo P<0.0001 L S M e a n T A T A L C (9 5 % C I) (h o u rs )

12 TATALC vs. Time on Treatment: Mavorixafor Durably Increased TATALC Over 52 Weeks (ITT population) 1. At week 52, 3 of 17 placebo patients were given mavorixafor in advance of their TAT measurements as they entered the open-label portion of the study. All data are included in ITT analysis. L S M e a n T A T A L C (9 5 % C I) (h o u rs ) • TATALC was increased and maintained over 52 weeks vs. placebo and vs. baseline Increase of ~11.3 hours vs. placebo over the 52- week treatment period Mavorixafor n: 13 13 11 9 10 Placebo n: 16 16 17 17 171

13 Top-Line Safety Data Summary for Randomization Period Mavorixafor (N=14) Placebo (N=17) n (%) n (%) Summary Any TEAE 14 (100) 17 (100) Treatment-related TEAE 7 (50) 3 (18) Any Serious AE 5 (36) 2 (12) Treatment-related Serious AE 0 0 Discontinuations due to AE 0 0 Treatment-limiting toxicity 0 0 Mavorixafor was generally well tolerated No treatment-related Serious Adverse Events (SAEs) No discontinuations due to safety events SAEs included: infections, glioma, thrombocytopenia - none deemed treatment related

14 Summary: 4WHIM Results Met primary endpoint (P<0.0001) of TATANC – clinically meaningful correction of severe chronic neutropenia Durability of TATANC response shown over 52 weeks of treatment Met first secondary endpoint (P<0.0001) of TATALC - clinically meaningful correction of lymphopenia Durability of TATALC response shown over 52 weeks of treatment Mavorixafor was generally well tolerated with no treatment-related serious adverse events reported

15 Achieved primary endpoint and key secondary endpoint in 4WHIM Pre-NDA meeting with U.S. FDA Present additional 4WHIM trial results U.S. New Drug Application (NDA) submission for mavorixafor in WHIM syndrome Publish complete 4WHIM trial results Continue with launch preparedness Possible approval1, PRV grant, and launch of mavorixafor in the U.S. for WHIM syndrome 4Q22 Mavorixafor in WHIM Syndrome 1H23 2H23 2023 1H24 Next Steps/Expected Milestones to Advance Mavorixafor for the Treatment of WHIM 1. Timeline assumes granting of priority review by U.S. Food and Drug Administration ✓

16 THANK YOU! Study participants and their families Clinicians, healthcare providers & study sites X4 employees

17 Successful WHIM Phase 3 Supports Plan to Initiate CN Phase 3 ✓Primary Endpoint (TATANC) = reduction of severe neutropenia ✓ Placebo-controlled design ✓Favorable tolerability profile over 52 weeks of dosing ✓Durable response WHIM Phase 3 Phase 1/2 CN Trial CN Disorders Phase 3

18 Significant Near-Term Milestones Expected / Meaningful Growth Potential Phase 1b CN Trial Data 4WHIM Phase 3 Topline Data Initial CN Regulatory Path Clarity Additional CN Data Expected: • Durability & ANC data • Explore G-CSF taper • Long term safety data WHIM NDA Submission Advancing Towards CN Pivotal Trial 2H 2022 1H 2023 2H 2023 ✓ Potential WHIM NDA Approval & Launch Potential Receipt of Priority Review Voucher Potential Phase 3 CN Trial Initiation 1H 2024

Q&A